EXHIBIT 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. ANNOUNCES HAROLD BEVIS AS PRESIDENT AND CHIEF EXECUTIVE OFFICER
Industry Veteran Brings Decades of Experience in Electric Vehicles, Technology, Business Transformation and Growth
CHARLOTTE, N.C., May 9, 2023 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that manufactures high-precision components and assemblies, today announced the appointment of Harold Bevis as President and Chief Executive Officer effective May 22, 2023. Mr. Bevis will succeed Warren Veltman, who will retire just prior to the new CEO start date, in alignment with the planned executive transition announced November 1, 2022.
Jeri Harman, Chairman of the Board of NN, commented, “The Board of NN is pleased to welcome Harold Bevis as the Company’s new President and Chief Executive Officer. Harold brings an impressive track record of operational excellence and driving growth in core, new and adjacent markets. Throughout his career, he has developed a deep knowledge and extensive industry experience in electric vehicles, communication technologies, and electrical components and assemblies which can be directly applied to NN’s largest targeted end markets. We believe Harold has the right skills in business transformation and optimization, empowering teams, and value creation, which will allow NN to drive sustainable growth and increase shareholder value.”
Ms. Harman added, “On behalf of our Board of Directors and the entire Company, I want to thank Warren for his leadership and dedication to NN over his many years of service. We greatly appreciate the significant contributions he has made to NN.”
Harold Bevis, President and Chief Executive Officer of NN, commented, “I am honored to join NN as its next President and Chief Executive Officer, and I am eager to continue the work of transforming the business to reach the financial and operational potential inherent in the business. Our Company stands at the center of converging trends in both electric vehicles and the improvements in the power grid required to satisfy the significant increase in worldwide electrical power demand. I am looking forward to leveraging my skills and experience to drive NN’s future success providing our global customers with precision components and assemblies.”
Mr. Bevis has more than 25 years of business leadership experience, including more than 20 years’ experience in the CEO role at a number of companies. He was previously President and CEO of Commercial Vehicle Group, Inc. (NASDAQ: CVGI), a publicly traded manufacturer of electrical, mechanical and seating systems for electric and internal combustion engine commercial vehicles, as well as industrial automation and robotic systems to retailers and ecommerce shippers. At CVGI, Mr. Bevis demonstrated a track record of driving new business wins in the electric vehicle industry and he repositioned CVGI towards electrification, automation and connectivity. Prior to his experience at CVGI, Mr. Bevis was Chairman and CEO of Boxlight, a startup company focused on education technology solutions. Previously, Mr. Bevis led a number of companies in the packaging industry, including as President and CEO of Xerium Technologies, Inc., Chairman and CEO of Prolamina, and President and CEO of Pliant Corporation. Mr. Bevis has a bachelor’s degree in industrial engineering from Iowa State University, and an MBA in marketing from Columbia Business School.
As a material inducement to Mr. Bevis to enter into employment with the Company, the Board of Directors approved the grant of the following inducement equity awards (collectively, the Inducement Awards), granted outside the Company’s stockholder-approved equity incentive plan, with a grant date of May 22, 2023: (i) 1,500,000 time-vesting restricted stock units (RSUs), which will vest ratably in one-fifth increments on each of the first five anniversaries of the grant date; and (ii) 2,500,000 performance-vesting RSUs (PSUs), 250,000 of which will be earned upon the Company’s average stock price meeting or exceeding a price of $2.00 per share over a period of 20 consecutive days, with an additional 250,000 PSUs being earned for each dollar increase to the average stock price thereafter, with a cap of $11.00, subject further to a five-year vesting period.
As a result of the Inducement Grants, the Company does not anticipate granting any further equity, as part of his annual compensation or otherwise, to Mr. Bevis before 2028, and as such, the Inducement Awards, effectively serve as his 2023, 2024, 2025, 2026 and 2027 annual long-term incentive awards. The Company designed the Inducement Awards, in part, to (i) replace, in the case of the RSUs, the compensation forfeited by Mr. Bevis when he joined NN, (ii) align, in case of the PSUs, the interests of Mr. Bevis and the Company’s shareholders, as the equity is only earned as shareholders experience value creation, and (iii) prioritize retention of Mr. Bevis through the entire five-year performance and vesting periods.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 31 facilities in North America, Europe, South America, and Asia.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, including the COVID-19 pandemic, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, and the availability of labor; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA
Investor Relations Contact
jtryka@lambert.com
(616) 258-5766